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                                                                    EXHIBIT 24.1

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Wesley C. Fredenburg his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign a Registration Statement on Form S-3 of Velocity Express Corporation (the "Company") and any and all amendments thereto, including post-effective amendments, for the sale of subscription rights, Series I Convertible Preferred Stock and the underlying Common Stock of the Company, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and with such state securities commissions and other agencies as necessary; granting unto said attorney-in-fact and agent, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or the substitutes for such attorney-in-fact and agent, may lawfully do or cause to be done by virtue hereof.

             Name                             Title                  Date
             ----                             -----                  ----

     /s/ Vincent A. Wasik                    Director         September 30, 2003
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       Vincent A. Wasik

       /s/ Alex Paluch                       Director         September 30, 2003
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         Alex Paluch

      /s/ James G. Brown                     Director         September 30, 2003
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        James G. Brown

      /s/ Douglas Hsieh                      Director         September 30, 2003
-------------------------------
        Douglas Hsieh

      /s/ Richard Kassar                     Director         September 30, 2003
-------------------------------
        Richard Kassar

     /s/ Leslie E. Grodd                     Director         September 30, 2003
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       Leslie E. Grodd

        /s/ Jack Kemp                        Director         September 30, 2003
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          Jack Kemp